Exhibit 10.1 1 USAO-EDAR-2023 IN THE UNITED STATES DISTRICT COURT EASTERN DISTRICT OF ARKANSAS DELTA DIVISION UNITED STATES OF AMERICA ) ) v. ) No. 2:24CR0001-LPR ) FAMILY DOLLAR STORES, LLC. ) ) ) PLEA AGREEMENT The United States Attorney for the Eastern District of Arkansas, Jonathan D. Ross, by and through the undersigned Assistant United States Attorneys, and the U.S. Department of Justice, Consumer Protection Branch, Amanda N. Liskamm, by and through the undersigned Senior Litigation Counsel and Trial Attorney, together, the government, and Family Dollar Stores, LLC, the defendant, represented by the undersigned counsel, hereby agree to the following terms and conditions in connection with the above-referenced proceedings. Dollar Tree, Inc., which is not a defendant in this matter, also agrees, pursuant to the authority granted by Dollar Tree, Inc.’s Board of Directors, to certain terms and obligations as described below. 1.  GUILTY PLEA: The defendant will enter a plea of guilty to a one-count Information that charges the defendant with doing and causing to be done acts that caused articles of human food, animal food, cosmetics, drugs, and devices to become adulterated while such articles were held for sale in Family Dollar Distribution Center DC202 after shipment of one or more of their components in interstate commerce, a strict liability misdemeanor violation of Title 21, United States Code, Sections 331(k), 333(a)(1).

  2 USAO-EDAR-2023 2.  ELEMENTS OF THE CRIMES: The parties agree the elements of the offenses to which the defendant will plead guilty are: A.  The defendant committed an act with respect to food, cosmetics, drugs, and devices; B.  while the food, cosmetics, drugs, and devices were held for sale after shipment in interstate commerce; and C.  that resulted in such food, cosmetics, drugs, and devices being adulterated under 21 U.S.C. §§ 342(a), 361(c), and 351(a)(2)(A). The defendant agrees that it is guilty of the offenses charged and that each of these elements is true. 3.  PENALTIES: The maximum statutory penalty for each charge set forth in the Information is: A.  a fine of not more than $200,000 or twice the gross gain or loss resulting from the unlawful conduct (pursuant to 18 U.S.C. §§ 3571(c)-(d); B.  forfeiture of all adulterated food, drug, device, and cosmetic products held at the Family Dollar Distribution Center 202 from January 1, 2021 through January 14, 2022; C.  restitution as ordered by the Court; D.  a term of probation of five (5) years (pursuant to 18 U.S.C. § 3561(c)(2)); and E.  a $125 special assessment (pursuant to 18 U.S.C. § 3013(a)(1)(B)(iii)). 4.  CORPORATE AUTHORIZATION: The defendant represents that it is authorized to enter into this plea agreement and addenda (collectively, “Plea Agreement”). Dollar

  3 USAO-EDAR-2023 Tree, Inc., a non-defendant signatory to this Plea Agreement, represents that it is authorized to enter into certain terms and obligations in the Plea Agreement. The United States agrees that Family Dollar Stores, LLC may enter its misdemeanor guilty plea through its General Counsel or such of its outside counsel as Dollar Tree, Inc. shall designate. The United States agrees that Dollar Tree, Inc. may agree to certain terms and obligations in this Plea Agreement through its General Counsel or such of its outside counsel as Dollar Tree, Inc. shall designate. Family Dollar Stores, LLC and Dollar Tree, Inc. agree that the General Counsel of Dollar Tree, Inc. or such of its outside counsel as Dollar Tree, Inc. shall designate, will be present for the imposition of sentence, on a date to be determined by the Court. Within two weeks of the execution of this Plea Agreement, Dollar Tree, Inc. and Family Dollar Stores, LLC will provide to the United States and to the Court written evidence, in the form of Attachment A to this Plea Agreement, certifying that the defendant and Dollar Tree, Inc. are authorized to enter into and comply with all of the provisions of this Plea Agreement that are applicable to each. Such corporate resolution shall designate the General Counsel, or such outside counsel as Dollar Tree, Inc. shall designate, for the defendant and Dollar Tree, Inc. who is authorized to take the actions specified in this Plea Agreement, and shall also state that all legal formalities for such authorizations have been observed in the form attached to this Plea Agreement. 5.  WAIVERS: The defendant acknowledges that it has been advised of and fully understands the nature of the charges to which the plea is offered, the mandatory minimum penalty provided by law, if any, and the maximum possible penalty provided by law. The defendant further understands that by entering into this Plea Agreement, it is waiving certain constitutional rights, including, without limitation, the following:

  4 USAO-EDAR-2023 A.  The right to appeal or collaterally attack, to the full extent of the law, all non-jurisdictional issues, including any forfeiture or restitution order, as follows: (1) the defendant waives the right to appeal all non-jurisdictional issues including, but not limited to, any issues relating to pre-trial motions, hearings and discovery and any issues relating to the negotiation, taking or acceptance of the guilty plea or the factual basis for the plea, including the sentence imposed or any issues that relate to the establishment of the Guideline range, except that the defendant reserves the right to appeal claims of prosecutorial misconduct; (2) the defendant expressly acknowledges and agrees that the United States reserves its right to appeal the defendant’s sentence under Title 18, United States Code, Section 3742(b) and United States v. Booker, 543 U.S. 220 (2005); (3) the defendant waives all rights to collaterally attack the conviction and sentence in any post-conviction proceeding, including one pursuant to Title 28, United States Code, Section 2255, except for claims based on ineffective assistance of counsel or prosecutorial misconduct; (4) the defendant waives the right to appeal the Court’s determination of the amount of restitution and subsequent restitution order, if any; and (5) the defendant waives the right to appeal the Court’s determination of any forfeiture issues and subsequent forfeiture order, if any. B.  The right to plead not guilty or to persist in that plea if it has already been made, and the right to a speedy and public trial before a jury;

  5 USAO-EDAR-2023 C.  The right to be presumed innocent and to have the burden of proof placed on the United States to establish guilt beyond a reasonable doubt; D.  The right to confront and cross examine witnesses; E.  The right to testify on its own behalf if the defendant so chooses, or, the right to remain silent and not be compelled to testify, and to have that choice not used against the defendant; and F.  The right to call witnesses and to require those witnesses to appear by issuing subpoenas. 6.  SENTENCING GUIDELINES: The defendant understands and acknowledges that the United States Sentencing Guidelines (“USSG”) promulgated by the United States Sentencing Commission provide guidance for the sentencing of corporate defendants, except that pursuant to USSG §§ 8C2.1 and 8C2.10, the United States Sentencing Guidelines pertaining to the sentencing of organizations do not determine the fine range in cases involving misdemeanor FDCA crimes. Instead, the fine is to be determined pursuant to 18 U.S.C. §§ 3553 and 3571. All other sections of Chapter Eight of the Sentencing Guidelines that are applicable to corporate defendants are applicable in the above-captioned case, including provisions for probation and community service. 7.  AGREED DISPOSITION: The United States and the defendant agree, pursuant to Fed. R. Crim. P. 11(c)(1)(C), that the following is the appropriate disposition of this matter: A.  Fine. On the date of sentencing, Family Dollar Stores, LLC shall pay a total criminal fine in the amount of two hundred thousand dollars ($200,000), to

  6 USAO-EDAR-2023 be paid by cashier’s check or money order as directed by the Court, made payable to “Clerk, United States District Court.” B.  Mandatory Special Assessment. On the date of sentencing, Family Dollar Stores, LLC agrees to pay to the United States a special assessment of $125, as required by 18 U.S.C. § 3013(a)(1)(B)(iii). This special assessment is to be paid by cashier’s check or money order as directed by the Court, made payable to “Clerk, United States District Court.” C.  Forfeiture. The defendant agrees to forfeit $41,475,000 within five business days of the Court’s entry of judgment and conviction. The defendant agrees to sign any documentation necessary to accomplish the forfeiture. D.  Consistent with the considerations outlined in U.S.S.G. § 8D1.1, the defendant and the government agree that there shall be no corporate probation in view of the remedial measures taken by the defendant to prevent future adulteration of FDA-regulated products while those products are held for sale, as outlined below in the factual statement. 8.  CORPORATE COMPLIANCE PROGRAM AND REPORTING: For a period beginning on the date of sentencing and ending thirty-six (36) months from that date (the “Compliance Term”), Dollar Tree, Inc. and the defendant agree to comply with the terms of the Corporate Compliance Program and Compliance Reporting Requirements as set forth in Attachments B and C to this Plea Agreement. Dollar Tree, Inc. and the defendant agree, however, that in the event the government determines, in its sole discretion, that they have failed to completely perform or fulfill each of the obligations relating to Dollar Tree, Inc. and the defendant’s compliance program and reporting, the government, in its sole discretion, may impose

  7 USAO-EDAR-2023 an extension of the Compliance Term for up to a total additional time period of one year, without prejudice to the government’s right to proceed as provided in Paragraph 15 below. Conversely, in the event the government finds, in its sole discretion, that there exists a change of circumstances sufficient to eliminate the need for the reporting requirements in Attachment C, and that the other provisions of the Plea Agreement have been satisfied, the Compliance Term may be terminated early. 9.  ASSET FORFEITURE: The defendant agrees to pay a forfeiture money judgment in the amount of $41,475,000, which represents the value of the FDA-regulated product caused to be adulterated by the defendant’s crimes. The defendant agrees to hold the United States, its agents and employees harmless from any claims in connection with the seizure or forfeiture of property covered by this Plea Agreement. The defendant understands that, unless the Attorney General or an authorized designee determines otherwise, the forfeiture of assets described above shall not be counted towards satisfaction of any special assessment, fine, restitution, or any other penalty the court may impose. The defendant agrees not to assist any other individual in contesting the forfeiture of the assets described above and agrees that there was reasonable cause to seize those items. The defendant also agrees to prevent the disbursement of the assets described above if the disbursements are within the defendant’s direct or indirect control. The defendant agrees to take all steps requested by the United States to pass clear title to the above-described assets to the United States, including, but not limited to, the execution of the Consent Decree of Forfeiture and the completion of any other legal documents required for the transfer of title to the United States.

  8 USAO-EDAR-2023 Further, the defendant withdraws all previously filed claims to, waives all interest in, and consents to the forfeiture or abandonment of the above-described assets. The United States has the discretion to determine whether the forfeiture or abandonment will be accomplished through an administrative or judicial proceeding, which includes any criminal, civil, state, or federal action. The defendant agrees to consent to the entry of orders of forfeiture for such property and waives the requirements of Federal Rule of Criminal Procedure 32.2 regarding notice of the forfeiture in the charging instrument, announcement of the forfeiture at sentencing, and incorporation of the forfeiture in the judgment. The defendant acknowledges that the forfeiture of assets is part of the sentence that may be imposed in this case and waives the provision of Rule11(b)(1)(J) that requires the Court to advise the defendant of this consequence at the time the guilty plea is accepted. The defendant waives any right it may have to: (1) receive notice of any non-judicial forfeiture proceeding within the time frames provided in Title 18, United States Code, Section 983, and (2) have the property returned to it if notice is not sent within those prescribed time frames. The defendant knowingly and voluntarily waives any right to receive notice of and to submit a statement of interest in any abandonment proceeding. The defendant waives all constitutional and statutory challenges in any manner (including direct appeal, habeas corpus, or any other means) to any forfeiture or abandonment carried out in accordance with this Plea Agreement on any grounds, including that the forfeiture or abandonment constitutes an excessive fine or punishment. 10.  FACTUAL STATEMENT:   Family Dollar Stores, LLC (“the Company”) is a limited liability company registered in Delaware. It is responsible for, among other things, the operation of the network of Family Dollar distribution centers that receive merchandise, store it, and ship it to individual Family Dollar stores

  9 USAO-EDAR-2023 for purchase by consumers. Family Dollar stores primarily sell consumables and household items, and most of their products are less than $20. Family Dollar Stores, LLC (through its subsidiary Family Dollar Services, LLC) operated DC202, a distribution center located in West Memphis, Arkansas that serviced 404 Family Dollar stores in six states: Alabama, Missouri, Mississippi, Louisiana, Arkansas, and Tennessee. Operating since 1994, the 850,000 sq. ft. warehouse was the second oldest and least productive Family Dollar distribution center. Among other items, the warehouse received FDA-regulated products, including human and animal food, cosmetics, over- the-counter drug products, and medical devices, in interstate commerce. It received over 14,000 inbound truck loads per year and shipped, on average, 1.3 million cases of product worth $32.3 million per month. In 2019, the Company effectively abandoned the miles-long internal conveyor system that was previously used to pick product for shipment in the warehouse. In lieu of the extensive conveyor system, which was left in place, employees drove pallet trucks to select items from pallets stored in racks throughout the warehouse. Company employees noted a resulting increase in product spills and problems with aisle sanitation in DC202, which also struggled with numerous, frequently-damaged dock doors that could have provided access points for pests. Company employees began receiving reports of an increase in mouse and pest issues with DC202’s deliveries to stores in August 2020. By the end of 2020, certain stores again reported receiving rodents and rodent-damaged products in their shipments from the DC. Beginning no later than January 2021, some Company employees were aware that the sanitation conditions at DC202 were such that FDA-regulated products became adulterated and were shipped to Family Dollar stores. Despite this, however, the Company did not take adequate

  10 USAO-EDAR-2023 steps to prevent adulteration of FDA-regulated product while it was being held for sale at DC202 or to cease shipping adulterated FDA-regulated products from DC202 in interstate commerce. In March and April 2021, Arkansas Department of Health inspectors reported seeing live rodents and contaminated products at DC202, and they cited the Company for its failure to take effective measures to exclude vermin. DC202 and corporate managers began discussing the need to fumigate the warehouse and requested bids as store complaints about rodent-impacted shipments continued. A spreadsheet of rodent captures made by a warehouse maintenance worker at the time reported large numbers of rodents caught in the two months from late March through late May 2021. By July 2021, roof rats had established a presence at DC202. The rats used the warehouse’s abandoned conveyer system to travel freely throughout the facility. An employee filed an OSHA complaint regarding employees’ exposure to rodents in the warehouse, and in August 2021, one of the Company’s regional regulatory compliance specialists circulated findings that the rodent problem was “very noticeable” since January 2021, and that the “rodent infestation is a major issue” in DC202. On January 11, 2022, FDA began inspecting the warehouse and found a serious rodent infestation and products contaminated with rodent filth. Inspectors observed live rodents, dead rodents in varying states of decay, rodent feces and urine, and evidence of gnawing, nesting, and rodent odors throughout the facility, in addition to dead birds and bird droppings. The Company continued to ship FDA-regulated products from DC202 to stores until at least January 13. DC202 was fumigated on January 15 and 16, 2022, resulting in a reported extermination of 1,270 rodents. On February 18, 2022, the Company voluntarily recalled all drugs, medical devices, cosmetics, and human and animal food products sold in the 404 stores serviced by DC202 on or

  11 USAO-EDAR-2023 after January 1, 2021. On May 6, 2022, the Company informed FDA that it was decommissioning DC202. The Company received a Warning Letter from FDA on November 8, 2022, that identified serious violations at the DC202 facility that caused the food, drugs, cosmetics, and devices held there under insanitary conditions to become adulterated. These included the Company’s failure to take effective measures to exclude pests, failure to maintain the physical facilities in an adequate state of repair and adequately clean and sanitary condition, and failure to keep the grounds in a condition to protect against the contamination of food, cosmetics, drugs, and devices. From early 2021 until January 2022, DC202 was insanitary, and the conditions were broad and pervasive such that FDA-regulated products were held under insanitary conditions whereby they may have become contaminated. During that period, at least $41,475,000 in FDA-regulated products, including human and animal food, drugs, devices, and cosmetics, moved through the facility. In addition to initiating a voluntary recall of all FDA-regulated products shipped from DC202 and decommissioning DC202, Dollar Tree, Inc. significantly enhanced and continues to improve its compliance program, preventative measures, and remediation capabilities to prevent adulteration of FDA-regulated product while it is held for sale at Family Dollar distribution centers. Dollar Tree, Inc. has done this by working with a third-party FDA consulting firm to create and implement over 50 standard operating procedures on topics such as food safety, sanitation, pest prevention and management, receiving and shipping controls, and handling damaged product. Dollar Tree, Inc. augmented its training program with mandatory training for employees on standard operating procedures and FDA and USDA regulatory topics. Dollar Tree, Inc. also developed enhanced internal and external auditing and monitoring measures at

  12 USAO-EDAR-2023 distribution centers and stores to ensure product safety and quality and compliance with regulatory requirements, as well as to track and escalate key pest-related trends. Dollar Tree, Inc. created new positions, including Director of Food Safety and Sanitation, and restructured departments at all levels to increase focus on food safety, regulatory compliance, accountability, and transparency. The distribution center operations department underwent a major restructuring, including bringing in new management for distribution center operations at all levels and creation of a new Safety/Sanitation/Compliance Manager position within each distribution center, who is primarily responsible for employee safety, environmental safety, sanitation, and regulatory compliance at each distribution center. 11.  COOPERATION: The government acknowledges that the defendant has provided extensive cooperation with its investigation, including by conducting a thorough internal investigation and providing information obtained through its internal investigation, which allowed the government to preserve and obtain evidence as part of its own independent investigation; responding to requests from the government promptly; making detailed factual presentations to the government that distilled key factual information; identifying issues and facts that would likely be of interest to the government proactively; and collecting and producing extensive documentation to the government. The defendant acknowledges that its prior, ongoing, and future cooperation is important and a material factor underlying the decision by the government to enter into this Plea Agreement. The defendant and Dollar Tree, Inc. agree to continue to cooperate fully with the government as may be reasonably requested in relation to the facts described in the Plea Agreement, subject to any protections afforded by applicable law and regulations, the attorney-client privilege, attorney

  13 USAO-EDAR-2023 work product doctrine, and any other applicable legal privilege. That cooperation includes, but is not limited to, the following: A.  Upon request by the government, the defendant shall provide to the government complete and truthful non-privileged information regarding the defendant’s knowledge of any and all potential criminal activities of any persons in relation to the facts described in this Plea Agreement. Cooperation under this Paragraph shall include that upon request of the government, the defendant shall designate knowledgeable employees, agents, or attorneys to provide complete, truthful, and accurate non-privileged information and materials to the government as described in this Paragraph; B.  Upon request by the government, the defendant shall provide all non- privileged documents, records, and other tangible evidence in the defendant’s possession, custody, or control as may reasonably be requested by the government. Cooperation under this Paragraph shall include identification of all documents known to the defendant that may be material to any and all potential criminal activities related to the facts described in this Plea Agreement, including granting permission to access non-privileged materials held by third parties; C.  Upon request by the government, the defendant shall use best efforts to make available, for interviews or testimony, as requested by the government, present or former officers, directors, employees, agents and consultants of the defendant. This obligation includes, but is not limited to, sworn testimony before a federal grand jury or in federal trials, as well as interviews with the government and law enforcement agents. Cooperation under this Paragraph shall include identification of witnesses who, to the knowledge of the

  14 USAO-EDAR-2023 defendant, may have material information regarding any and all potential criminal activities related to the facts described in this Plea Agreement; D.  The defendant agrees to truthfully provide all information to the Probation Office as is needed for preparation of the pre-sentence report; and E.  The defendant agrees to execute all waivers necessary for the preparation of the pre-sentence report. In exchange for the defendant’s cooperation in the investigation and prosecution of offenses related to the facts contained in this Plea Agreement, the government agrees that the government will not use any truthful statements, testimony or information provided by the defendant pursuant to this Paragraph against the defendant at sentencing or as the basis for further prosecution, except that a) the government may use testimony or information provided by the defendant in prosecutions of the defendant’s employees; b) the government may use testimony or information provided by the defendant for impeachment; and c) the information provided to the Probation Office pursuant to Paragraph 11.D may be used for purposes of sentencing. 12.  DOUBLE JEOPARDY AND SUCCESSIVE PROSECUTION: The United States Attorney for the Eastern District of Arkansas and the Department of Justice’s Consumer Protection Branch will bring no further charges against the defendant for any acts or conduct arising out of the events described in the Information, which is the subject of this action, unless the defendant breaches this Plea Agreement. 13.  RECORDS: The defendant hereby waives all rights, whether asserted directly or by a representative, to request or receive from any department or agency of the United States any records pertaining to the investigation or prosecution of this case, including without limitation any

  15 USAO-EDAR-2023 records that may be sought under the Freedom of Information Act, 5 U.S.C. Section 552, or the Privacy Act of 1974, 5 U.S.C. Section 552a. 14.  CIVIL CLAIMS BY THE GOVERNMENT: Except to the extent otherwise expressly specified herein, this Plea Agreement does not bar or compromise any civil or administrative claim pending or that may be made against the defendant by the government, including but not limited to tax matters. 15.  EFFECT OF THE DEFENDANT’S BREACH OF PLEA AGREEMENT: The defendant acknowledges and understands that if the defendant violates any term of this Plea Agreement, engages in any further criminal activity prior to sentencing, or fails to appear for any subsequent proceeding including sentencing, then the United States shall have, in addition to all other rights and remedies otherwise available, the right to: A.  terminate this Plea Agreement; or B.  proceed with this Plea Agreement and: (1) deny any and all benefits to which the defendant would otherwise be entitled under the terms of this Plea Agreement; and/or (2) advocate for any sentencing enhancement that may be appropriate. If the government receives evidence that the defendant has violated any term of this Plea Agreement, the government agrees to give the defendant written notice of any alleged violation before terminating the Plea Agreement. Within forty-five (45) days of receipt of such notice, the defendant shall have the opportunity to respond to the government in writing to explain the nature and circumstances of such alleged violation, as well as the actions the defendant has taken to address and remediate the situation. The government shall consider the defendant’s written explanation before making a determination of whether the defendant has breached this agreement.

  16 USAO-EDAR-2023 In the event the United States elects to terminate this Plea Agreement, the United States shall be released from any and all obligations hereunder. If this Plea Agreement is terminated or if the defendant’s conviction ultimately is overturned, then the United States retains the right to file any and all charges which were not filed because of this Plea Agreement. The defendant hereby knowingly and voluntarily waives any defense based upon the applicable statute of limitations and/or the Speedy Trial Act, for any charges reinstated or otherwise filed against the defendant as a result of the defendant’s breach of this Plea Agreement, so long as the United States initiates any otherwise time barred action within one year of termination or revocation of this Plea Agreement. In the event that the Plea Agreement is terminated or if the defendant successfully moves to withdraw its plea, any statement made by the defendant in negotiation of, or in reliance on this Plea Agreement, including any statements made in the course of a proffer, this Plea Agreement, the stipulations in paragraph 5 of this Plea Agreement, the addenda to the Plea Agreement, and the plea colloquy: C.  may be used in the United States’ case in chief and to cross examine the defendant should it testify in any subsequent proceeding; and/or D.  any leads derived therefrom may be used by the United States. The defendant waives any and all rights to the contrary and shall assert no claim under the United States Constitution, any statute, or any rule of procedure or evidence to the contrary, including Federal Rule of Evidence 410 and Federal Rule of Criminal Procedure 11(f). The defendant has been advised of its rights pursuant to Federal Rule of Evidence 410 and Federal Rule of Criminal Procedure 11(f) and waives these rights.

  17 USAO-EDAR-2023 16.  PARTIES: This Plea Agreement is binding only upon the United States Attorney’s Office for the Eastern District of Arkansas, the Consumer Protection Branch, the defendant, and Dollar Tree, Inc.. It does not bind any United States Attorney outside the Eastern District of Arkansas, nor does it bind any other federal, state, or local prosecuting, administrative, or regulatory authority. 17.  MISCELLANEOUS: MODIFICATION: No term or provision contained herein may be modified, amended, or waived except by express written agreement signed by the party to be bound thereby. HEADINGS AND CAPTIONS: Subject headings and captions are included herein for convenience purposes only and shall not affect the interpretation of this Plea Agreement. WAIVER: No waiver of a breach of any term or provision of this Plea Agreement shall operate or be construed as a waiver of any subsequent breach or limit or restrict any other right or remedy otherwise available. Any waiver must be expressly stated in writing signed by the party to be bound thereby. RIGHTS AND REMEDIES CUMULATIVE: The rights and remedies of the United States expressed herein upon any breach hereunder by the defendant are cumulative and not exclusive of any rights and remedies otherwise available to the United States in the event of any breach of this Plea Agreement by the defendant. JOINT NEGOTIATION: This Plea Agreement has been mutually negotiated by the parties hereto, and any uncertainty or ambiguity existing herein shall not be interpreted against any party by reason of its drafting of this Plea Agreement, but instead shall be interpreted according to the application of the general rules of interpretation for arms-length agreements.

  18 USAO-EDAR-2023 18.  NO OTHER TERMS: This document and the addenda completely reflect all promises, agreements and conditions made between the parties, constitute the entire agreement between the parties and supersedes any and all prior agreements or understandings between the parties, oral or written, with respect to the subject matter hereof. 19.  APPROVALS AND SIGNATURES: DEFENDANT: The defendant has read this Plea Agreement and carefully reviewed every part of it with its attorney. The defendant understands and voluntarily agrees to the terms and condition of this Plea Agreement. Further, the defendant has consulted with its attorney and fully understands its rights with respect to the provisions of the United States Sentencing Guidelines which may apply to this case. No other promises or inducements have been made to the defendant, other than those expressly contained in this Plea Agreement. In addition, no one has threatened or forced the defendant in any way to enter into this Plea Agreement. The defendant further acknowledges that the defendant has entered into this Plea Agreement consciously and deliberately, by the defendant’s free choice, and without duress, undue influence or otherwise being forced or compelled to do so, and this Plea Agreement constitutes the legal, valid and binding obligation of the defendant, fully enforceable against the defendant in accordance with its terms. Finally, the defendant is satisfied with the representation of its attorney in this case. DEFENSE COUNSEL: Defense counsel acknowledges that he is the attorney for the defendant, and that he has fully and carefully discussed every part of this Plea Agreement with the defendant. Further, defense counsel has fully and carefully advised the defendant of the defendant's rights, of possible defenses, and of the consequences of entering into this Plea Agreement, including the possible consequences of not complying with this Plea Agreement. To

  19 USAO-EDAR-2023 counsel’s knowledge, the defendant’s decision to enter into this Plea Agreement is an informed and voluntary decision. [End of text. Signature page to follow.]

DATED this 26th day of February, 2024.

AMANDA N. LISKAMM
Director
Department of Justice
Consumer Protection Branch

GABRIEL H. SCANNAPIECO
Assistant Director

/s/ PATRICK R. RUNKLE

By: PATRICK R. RUNKLE
Senior Litigation Counsel
ALISHA M. CROVETTO
Trial Attorney
PO Box 386
Washington, D.C. 20044
(202) 532-4723 (Runkle)
(202) 305-7196 (Crovetto)
Patrick.r.runkle@usdoj.gov
Alisha.m.crovetto@usdoj.gov

JONATHAN D. ROSS
United States Attorney
Eastern District of Arkansas

/s/ JULIE PETERS

By: JULIE PETERS
Assistant United States Attorney
Bar No. AR2000109
CAMERON C. MCCREE
Assistant United States Attorney
Bar No. AR2007148
Post Office Box 1229
Little Rock, Arkansas 72203
(501) 340-2600
Julie.peters@usdoj.gov
Cameron.mccree@usdoj.gov

20

USAO-EDAR-2023

FOR FAMILY DOLLAR STORES, LLC

/s/ WILLIAM A. WADDELL, JR.

WILLIAM A. WADDELL, JR.
(501) 370-1510
Waddell@fridayfirm.com
Bar No. 84154
KAT HODGE
Bar No. AR 2003-100
(501) 370-3309
khodge@fridayfirm.com
Friday, Eldredge & Clark, LLP
400 West Capitol Avenue, Suite 2000
Little Rock, AR 72201

/s/ PATRICK F. STOKES

PATRICK F. STOKES
Bar No. 1048470 (pro hac vice pending)
(202) 955-8504
Pstokes@gibsondunn.com
JONATHAN PHILLIPS
Bar No. 989061 (pro hac vice pending)
(202) 887-3546
Jphillips@gibsondunn.com
Gibson, Dunn & Crutcher, LLP
1050 Connecticut Avenue, N.W.
Washington, D.C. 20036

Attorneys for Defendant

FOR DOLLAR TREE, INC.

/s/ WILLIAM A. WADDELL, JR.

WILLIAM A. WADDELL, JR.
(501) 370-1510
Waddell@fridayfirm.com
Bar No. 84154
KAT HODGE
Bar No. AR 2003-100
(501) 370-3309
khodge@fridayfirm.com
Friday, Eldredge & Clark, LLP
400 West Capitol Avenue, Suite 2000
Little Rock, AR 72201

/s/ PATRICK F. STOKES

PATRICK F. STOKES
Bar No. 1048470 (pro hac vice pending)
(202) 955-8504
Pstokes@gibsondunn.com
JONATHAN PHILLIPS
Bar No. 989061 (pro hac vice pending)
(202) 887-3546
Jphillips@gibsondunn.com
Gibson, Dunn & Crutcher, LLP
1050 Connecticut Avenue, N.W.
Washington, D.C. 20036

Attorneys for Dollar Tree, Inc.

21